Prospectus Supplement dated May 28, 2003

to Prospectus dated May 27, 2003

MBNA Credit Card Master Note Trust

Issuer

MBNA America Bank, National Association

Originator of the Issuer

MBNAseries

The issuer will issue and sell:	Class A(2003-6) Notes

Principal amount	$500,000,000

Interest rate	2.75% per year

Interest payment dates	15th day of each month, beginning in July 2003

Expected principal payment date	May 15, 2008

Legal maturity date	October 15, 2010

Expected issuance date	June 4, 2003

Price to public	$499,264,600 (or 99.85292%)

Underwriting discount	$1,375,000 (or 0.275%)

Proceeds to the issuer	$497,889,600 (or 99.57792%)

The Class A(2003-6) notes are a tranche of the Class A notes of the MBNAseries.

You should consider the discussion under “Risk Factors” beginning on page S-13 in this prospectus supplement and on page 15 of the accompanying prospectus before you purchase any notes.

The notes are obligations of the issuer only and are not obligations of any other person. Each tranche of notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the notes.

The primary asset of the issuer is the collateral certificate, Series 2001-D, representing an undivided interest in MBNA Master Credit Card Trust II, whose assets include a portfolio of consumer revolving credit card accounts.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

Lehman Brothers

Banc of America Securities LLC

Banc One Capital Markets, Inc.

Barclays Capital

Credit Suisse First Boston

JPMorgan

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the MBNAseries and the Class A(2003-6) notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the MBNA Credit Card Master Note Trust, some of which may not apply to the MBNAseries or the Class A(2003-6) notes.

This prospectus supplement may be used to offer and sell the Class A(2003-6) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the MBNAseries or the Class A(2003-6) notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class A(2003-6) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

Securities Offered

$500,000,000 2.75% Class A(2003-6) notes.

These Class A(2003-6) notes are part of a series of notes called the MBNAseries. The MBNAseries consists of Class A notes, Class B notes and Class C notes. These Class A(2003-6) notes are a tranche of the Class A notes of the MBNAseries.

These Class A(2003-6) notes are issued by, and are obligations of, the MBNA Credit Card Master Note Trust. The issuer expects to issue other classes and tranches of notes of the MBNAseries which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. In addition, the issuer may issue other series of notes which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. See “The Notes—Issuances of New Series, Classes and Tranches of Notes” in this prospectus supplement and in the prospectus.

Each class of notes in the MBNAseries may consist of multiple tranches. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement. See “The Notes—Issuances of New Series, Classes and Tranches of Notes” in this prospectus supplement and in the prospectus. The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the MBNAseries may be different. Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the MBNAseries. Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the MBNAseries serve as credit enhancement for all of the senior notes of the MBNAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the MBNAseries. However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it. For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches’ principal funding subaccounts.

Only the Class A(2003-6) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of notes that are included in the MBNAseries as a part of the Class A notes, may be issued by the MBNA Credit Card Master Note Trust in the future.

The MBNAseries

These Class A(2003-6) notes are expected to be the twenty-fifth tranche of the Class A notes issued by the issuer in the MBNAseries.

See “Annex I: Outstanding Series, Classes and Tranches of Notes” for information on the other outstanding notes issued by the issuer. In addition, Annex I includes information on the Class B(2003-2) notes and the Class C(2003-4) notes, each of which are expected to be issued by the issuer.

Risk Factors

Investment in the Class A(2003-6) notes involves risks. You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement and beginning on page 15 in the accompanying prospectus.

Interest

These Class A(2003-6) notes will accrue interest at an annual rate equal to 2.75%.

Interest on these Class A(2003-6) notes will begin to accrue on June 4, 2003 and will be calculated on the basis of a 360-day year and twelve 30-day months.

Interest on these Class A(2003-6) notes for any interest payment date will equal one-twelfth of the product of:

•	the Class A(2003-6) note interest rate; times

•	the outstanding dollar principal amount of the Class A(2003-6) notes as of the related record date.

However, for the first interest payment date, interest on these Class A(2003-6) notes will be $1,565,972.22.

The issuer will make interest payments on these Class A(2003-6) notes on the 15th day of each month, beginning in July 2003. Interest payments due on a day that is not a business day in New York, New York and Newark, Delaware will be made on the following business day.

The payment of interest on a senior class of notes on any payment date is senior to the payment of interest on subordinated classes of notes of the MBNAseries on such date. Generally, no payment of interest will be made on any Class B note in the MBNAseries until the required payment of interest has been made to the Class A notes in the MBNAseries. Similarly, generally, no payment of interest will be made on any Class C note in the MBNAseries until the required payment of interest has been made to the Class A notes and the Class B notes in the MBNAseries. However, funds on deposit in the Class C reserve account will be available only to holders of Class C notes to cover shortfalls of interest on any interest payment date.

Principal

The issuer expects to pay the stated principal amount of these Class A(2003-6) notes in one payment on May 15, 2008, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose. If the stated principal amount of these Class A(2003-6) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuer until October 15, 2010, the legal maturity date of these Class A(2003-6) notes.

If the stated principal amount of these Class A(2003-6) notes is not paid in full on the expected principal payment date, then an early redemption event will occur with respect to these Class A(2003-6) notes and principal and interest payments on these Class A(2003-6) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of these Class A(2003-6) notes will be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs with respect to these Class A(2003-6) notes. See “The Indenture—Early Redemption Events” and “—Events of Default” in the prospectus and “The Notes—Early Redemption of the Notes” in this prospectus supplement.

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class A(2003-6) notes is $500,000,000.

The nominal liquidation amount of a tranche of notes corresponds to the portion of the investor interest of the collateral certificate that is allocable to support that tranche of notes. If the nominal liquidation amount of these Class A(2003-6) notes is reduced by charge-offs resulting from uncovered defaults on the principal receivables in master trust II allocable to the MBNAseries, the principal of and interest on these Class A(2003-6) notes may not be paid in full. If the nominal liquidation amount of these Class A(2003-6) notes has been reduced, available principal amounts and available funds allocated to pay principal of and interest on these Class A(2003-6) notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in the prospectus.

Required Subordinated Amount

In order to issue a senior class of notes, the required subordinated amount of subordinated notes must be outstanding and available on the issuance date. Generally, the required subordinated amount of a subordinated class of notes for any date is an amount equal to a stated percentage of the adjusted outstanding dollar principal amount of the senior tranche of notes for such date.

The Class A required subordinated amount  of Class B notes for these Class A(2003-6) notes is 8.82353%, expressed as a percentage of the adjusted outstanding dollar principal amount of these Class A(2003-6) notes. The Class A required subordinated amount of Class C notes for these Class A(2003-6) notes is 8.82353%, expressed as a percentage of the adjusted outstanding dollar principal amount of these Class A(2003-6) notes. These percentages may change without the consent of any noteholders if the rating agencies consent. In addition, the required subordinated amounts of subordinated notes of other Class A notes in the MBNAseries may be different than the percentages specified for these Class A(2003-6) notes. In addition, if the rating agencies consent and without the consent of any noteholders, the issuer may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

No payment of principal will be made on any Class B note in the MBNAseries unless, following the payment, the remaining available subordinated amount of Class B notes in the MBNAseries is at least equal to the required subordinated amount for the outstanding Class A notes in the MBNAseries less any usage of the required subordinated amount of Class B notes for such outstanding Class A notes. Similarly, no payment of principal will be made on any Class C note in the MBNAseries unless, following the payment, the remaining available subordinated amount of Class C notes in the MBNAseries is at least equal to the required subordinated amount for the outstanding Class A notes and Class B notes in the MBNAseries less any usage of the required subordinated amount of Class C notes for such outstanding Class A notes and Class B notes. However, there are some exceptions to this rule. See “The Notes—Subordination of Interest and Principal” in the prospectus.

Early Redemption of Notes

The early redemption events applicable to all notes, including these Class A(2003-6) notes, are described in the accompanying prospectus. In addition, if for any date the amount of excess available funds averaged over the three preceding calendar months is less than the required excess available funds for such date, an early redemption event for the Class A(2003-6) notes will occur. Excess available funds for any month equals the available funds allocated to the MBNAseries that month after application for targeted deposits to the interest funding account, payment of the master trust II servicing fee allocable to the MBNAseries, application to cover defaults on principal receivables in master trust II allocable to the MBNAseries and reimbursement of any deficits in the nominal liquidation amounts of notes. Required excess available funds is an amount equal to zero. This amount may be changed provided the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes. See “The Notes—Early Redemption of Notes” and “The Indenture—Early Redemption Events” in the prospectus.

Optional Redemption by the Issuer

The servicer has the right, but not the obligation, to direct the issuer to redeem these Class A(2003-6) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of these Class A(2003-6) notes is reduced to less than 5% of their highest outstanding dollar principal amount. This repurchase option is referred to as a clean-up call.

If the issuer is directed to redeem these Class A(2003-6) notes, it will notify the registered holders at least thirty days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on these Class A(2003-6) notes will thereafter be made until either the principal of and accrued interest on these Class A(2003-6) notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount and the interest funding subaccount for these Class A(2003-6) notes will be applied to make the principal and interest payments on these notes on the redemption date.

Events of Default

The Class A(2003-6) notes are subject to certain events of default described in “The Indenture—Events of Default” in the prospectus. For a description of the remedies upon an event of default, see “The Indenture—Events of Default Remedies” in the prospectus and “Deposit and Application of Funds—Sale of Credit Card Receivables” in this prospectus supplement.

Master Trust II Assets and Receivables

The collateral certificate, which is the issuer’s primary source of funds for the payment of principal of and interest on these Class A(2003-6) notes, is an investor certificate issued by master trust II. The collateral certificate represents an undivided interest in the assets of master trust II. Master trust II’s assets primarily include credit card receivables from selected MasterCard® and VISA® revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II. These eligibility criteria are discussed in the prospectus under “Master Trust II—Addition of Master Trust II Assets.”

The credit card receivables in master trust II consist primarily of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and certain other fees billed to cardholders, and recoveries on receivables in defaulted accounts.

In addition, MBNA is permitted to add to master trust II participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by MBNA and collections thereon.

See “The Master Trust II Portfolio” for detailed financial information on the receivables and the accounts.

See “Annex II: Outstanding Master Trust II Series” of this prospectus supplement for additional information on the outstanding series in master trust II.

Issuer Accounts

The issuer has established a principal funding account, an interest funding account, an accumulation reserve account and a Class C reserve account for the benefit of the MBNAseries. The principal funding account, the interest funding account and the accumulation reserve account will have subaccounts for the Class A(2003-6) notes.

Each month, distributions on the collateral certificate will be deposited into the collection account. Those deposits will then be allocated to each series of notes, including the MBNAseries. The amounts allocated to the MBNAseries plus any other amounts to be treated as available funds and available principal amounts for the MBNAseries will then be allocated to:

—the principal funding account;

—the interest funding account;

—the accumulation reserve account;

—the Class C reserve account;

—any other supplemental account;

—payments under any applicable derivative agreements; and

—the other purposes as specified in this prospectus supplement.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the MBNAseries notes, including the Class A(2003-6) notes.

Security for the Notes

The Class A(2003-6) notes are secured by a shared security interest in:

•	the collateral certificate;

•	the collection account;

•	the applicable principal funding subaccount;

•	the applicable interest funding subaccount; and

•	the applicable accumulation reserve subaccount.

However, the Class A(2003-6) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture and the MBNAseries indenture supplement.

See “The Notes—Sources of Funds to Pay the Notes—The Collateral Certificate” and “—The Issuer Accounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—The Collateral Certificate” in the prospectus.

Limited Recourse to the Issuer

The sole sources of payment for principal of or interest on these Class A(2003-6) notes are provided by:

•	the portion of the available principal amounts and available funds allocated to the MBNAseries and available to these Class A(2003-6) notes; and

•	funds in the applicable issuer accounts for these Class A(2003-6) notes.

Class A(2003-6) noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on these Class A(2003-6) notes.

However, following a sale of credit card receivables (i) due to an insolvency of MBNA, (ii) due to an event of default and acceleration with respect to the Class A(2003-6) notes or (iii) on the legal maturity date for the Class A(2003-6) notes, as described in “Deposit and Application of Funds—Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables” in the prospectus, the Class A(2003-6) noteholders have recourse only to the proceeds of that sale.

Accumulation Reserve Account

The issuer will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for these Class A(2003-6) notes.

The amount targeted to be deposited in the accumulation reserve subaccount for these Class A(2003-6) notes is zero, unless more than one budgeted deposit is required to accumulate and pay the principal of the Class A(2003-6) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class A(2003-6) notes, or such other amount designated by the issuer. See “Deposit and Application of Funds—Targeted Deposits to the Accumulation Reserve Account.”

Shared Excess Available Funds

The MBNAseries will be included in “Group A.” In addition to the MBNAseries, the issuer may issue other series of notes that are included in Group A. As of the date of this prospectus supplement, the MBNAseries is the only series of notes issued by the issuer.

To the extent that available funds allocated to the MBNAseries are available after all required applications of such amounts as described in “Deposit and Application of Funds—Application of MBNAseries Available Funds,” these unused available funds, called shared excess available funds, will be applied to cover shortfalls in available funds for other series of notes in Group A. In addition, the MBNAseries may receive the benefits of shared excess available funds from other series in Group A, to the extent available funds for such other series of notes are not needed for such series. See “Deposit and Application of Funds—Shared Excess Available Funds” in this prospectus supplement and “Sources of Funds to Pay the Notes—The Collateral Certificate” and “—Deposit and Application of Funds” in the prospectus.

Stock Exchange Listing

The issuer will apply to list these Class A(2003-6) notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for these Class A(2003-6) notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether these Class A(2003-6) notes have been listed on the Luxembourg Stock Exchange.

Ratings

The issuer will issue these Class A(2003-6) notes only if they are rated at least “AAA” or “Aaa” or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class A notes may have different rating requirements from the Class A(2003-6) notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See “Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease” in the prospectus.

Risk Factors

The risk factors disclosed in this section and in “Risk Factors” in the accompanying prospectus describe the principal risk factors of an investment in the Class A(2003-6) notes.

Only some of the assets of the issuer are available for payments on any tranche of notes

The sole sources of payment of principal of and interest on your tranche of notes are provided by:

•	the portion of the available principal amounts and available funds allocated to the MBNAseries and available to your tranche of notes after giving effect to any reallocations and payments and deposits for senior notes; and

•	funds in the applicable issuer accounts for your tranche of notes.

As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer or any other person for payment of your notes. See “The Notes—Sources of Funds to Pay the Notes” in this prospectus supplement and “Sources of Funds to Pay the Notes” in the prospectus.

In addition, if there is a sale of credit card receivables due to the insolvency of MBNA, due to an event of default and acceleration or on the applicable legal maturity date, as described in “Deposit and Application of Funds—Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables” in the prospectus, your tranche of notes has recourse only to the proceeds of that sale, any amounts then on deposit in the issuer accounts allocated to and held for the benefit of your tranche of notes and any amounts payable under any applicable derivative agreement.

Class A and Class B notes of the MBNAseries can lose their subordination under some circumstances resulting in delayed or reduced payments to you

Subordinated notes of the MBNAseries may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the MBNAseries and the issuer is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date. The principal funding subaccounts for the senior classes will be prefunded with available principal amounts allocable to the MBNAseries and available for that purpose in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account.”

There will generally be a 29-month period between the expected principal payment date and the legal maturity date of the subordinated notes to prefund the principal funding subaccounts of the senior classes, if necessary. Notes of a subordinated class which have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise, whether or not the senior classes of notes have been fully prefunded.

If the rate of repayment of principal receivables in master trust II were to decline during this prefunding period, then the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes unless additional subordinated notes of that class were issued or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

The table under “The Master Trust II Portfolio—Principal Payment Rates” sets forth the highest and lowest cardholder monthly principal payment rates for the master trust II portfolio during the periods shown in such table. Principal payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by MBNA or the addition of credit card accounts to master trust II with different characteristics. There can be no assurance that the rate of principal repayment will remain in this range in the future.

Yield and payments on the receivables could decrease resulting in the receipt of principal payments earlier than the expected principal payment date

There is no assurance that the stated principal amount of your notes will be paid on its expected principal payment date.

A significant decrease in the amount of credit card receivables in master trust II for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the credit card receivables owned by master trust II could decrease due to, among other things, a change in periodic finance charges on the credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of available funds. If the amount of excess available funds for any three consecutive calendar months is less than the required excess available funds for such three months, an early redemption event will occur and could result in an early payment of your notes. See “Prospectus Supplement Summary—Early Redemption of Notes.”

See “Risk Factors” in the prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the expected principal payment date.

Glossary

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-54 in this prospectus supplement and beginning on page 105 in the accompanying prospectus.

The Notes

The MBNAseries notes will be issued pursuant to the indenture and an indenture supplement. The following discussion and the discussion under “The Notes” and “The Indenture” in the prospectus summarize the material terms of the notes, the indenture and the MBNAseries indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the MBNAseries indenture supplement. Neither the indenture nor the MBNAseries indenture supplement limits the aggregate principal amount of notes that may be issued.

The MBNAseries will be included in Excess Available Funds Group A for the purpose of sharing excess available funds. The MBNAseries notes will be issued in classes. Each class of notes may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

No senior class of the MBNAseries may be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement has previously been issued and is outstanding. See “—Issuances of New Series, Classes and Tranches of Notes—Required Subordinated Amount.”

The issuer will pay principal of and interest on the Class A(2003-6) notes solely from the portion of MBNAseries Available Funds and MBNAseries Available Principal Amounts and from other amounts which are available to the Class A(2003-6) notes under the indenture and the MBNAseries indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the Class A(2003-6) notes, Class A(2003-6) noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on those notes.

Subordination of Principal and Interest

Principal and interest payments on Class B notes and Class C notes of the MBNAseries are subordinated to payments on Class A notes of the MBNAseries. Subordination of Class B notes and Class C notes of the MBNAseries provides credit enhancement for Class A notes of the MBNAseries.

Principal and interest payments on Class C notes of the MBNAseries are subordinated to payments on Class A notes and Class B notes of the MBNAseries. Subordination of Class C notes of the MBNAseries provides credit enhancement for Class A notes and Class B notes of the MBNAseries.

In addition, in the case of a discount note, the accreted principal of that note corresponding to capitalized interest will be senior or subordinated to the same extent that principal is senior or subordinated.

MBNAseries Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee allocable to the MBNAseries, subject to certain limitations. In addition, charge-offs due to uncovered defaults on principal receivables in master trust II allocable to the MBNAseries generally are reallocated from the senior classes to the subordinated classes of the MBNAseries. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” and “Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges” in the prospectus.

In the MBNAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•	If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.” For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class C notes may be repaid when such Class B notes and Class C notes are required to be repaid even if other tranches of Class A notes are outstanding.

•	If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes.”

•	If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

•	If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in “Deposit and Application of Funds—Sale of Credit Card Receivables.”

MBNAseries Available Principal Amounts remaining after any reallocations for interest on the senior notes or for a portion of the master trust II servicing fee allocable to the MBNAseries will be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes if such remaining amounts are not sufficient to make all required targeted deposits.

Issuances of New Series, Classes and Tranches of Notes

         Conditions to Issuance

The issuer may issue new series, classes and tranches of notes (including additional notes of an outstanding tranche or class), so long as the conditions to issuance listed in “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the prospectus are satisfied and so long as any increase in the targeted deposit amount of any Class C reserve subaccount caused by such issuance will have been funded on or prior to such issuance date.

The issuer and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes.

         Required Subordinated Amount

No Class A notes or Class B notes may be issued unless the required subordinated amount of subordinated classes is available at the time of its issuance. The required subordinated amount of a tranche of a senior class of notes of the MBNAseries is the aggregate nominal liquidation amount of a subordinated class that is required to be outstanding and available on the date when a tranche of a senior class of notes is issued.

The issuer may change the required subordinated amount for any tranche of notes of the MBNAseries, or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the issuer has:

•	received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then-current rating of any outstanding notes in the MBNAseries;

•	delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (2) following the change, master trust II will not be an association, or a publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by master trust II; and

•	delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes of the issuer that were characterized as debt at the time of their issuance, (2) following the change, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

In order to issue Class A notes, the issuer must calculate the available amount of Class B notes and Class C notes. The issuer will first calculate the amount of Class B notes available for such new tranche of Class A notes. This is done by computing the following:

•	the aggregate nominal liquidation amount of all tranches of outstanding Class B notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class B notes to be made on that date; minus

•	the aggregate amount of the Class A required subordinated amount of Class B notes for all other Class A notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class A notes to be made on that date.

The calculation in the prior paragraph will also be made in the same manner for calculating the amount of Class C notes available for Class A notes.

In order to issue Class B notes, the issuer must calculate the available amount of Class C notes. This is done by computing the following:

•	the aggregate nominal liquidation amount of all tranches of Class C notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; minus

•	the sum of:

—	the aggregate amount of the Class B required subordinated amount of Class C notes for all other tranches of Class B notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; plus

—	the aggregate amount of the Class A required subordinated amount of Class C notes for all tranches of Class A notes for which the Class A required subordinated amount of Class B notes is equal to zero which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to those Class A notes to be made on that date.

         Waiver of Issuance Conditions

If the issuer obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series, class or tranche of notes will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions to issuance described above and under “The Notes—Issuance of New Series, Classes and Tranches of Notes” in the prospectus may be waived.

Sources of Funds to Pay the Notes

         The Collateral Certificate

The primary source of funds for the payment of principal of and interest on the notes is the collateral certificate issued by master trust II to the issuer. For a description of the collateral certificate, master trust II and its assets, see “Master Trust II” and “Sources of Funds to Pay the Notes—The Collateral Certificate” in the prospectus.

         Payments Received from Derivative Counterparties

The issuer may enter into derivative agreements with respect to certain tranches of the MBNAseries as a source of funds to pay principal of or interest on the notes. See “Deposit and

Application of Funds—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes” and “—Payments Received from Derivative Counterparties for Principal.” The issuer has not entered into such a derivative agreement for the Class A(2003-6) notes.

         The Issuer Accounts

The issuer will establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the MBNAseries, which will have subaccounts for each tranche of notes of the MBNAseries, and a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the MBNAseries.

Each month, distributions on the collateral certificate will be deposited into the collection account, and then allocated to each series of notes (including the MBNAseries) as described in the accompanying prospectus, and then allocated to the principal funding account, the interest funding account, the accumulation reserve account, the Class C reserve account and any other supplemental account, to make payments under any applicable derivative agreements and additionally as specified in “Deposit and Application of Funds.”

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the MBNAseries notes when such payments are due. Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months. If interest on a note is not scheduled to be paid every month—for example, if interest on that note is payable quarterly, semiannually or at another interval less frequently than monthly—the issuer will deposit accrued interest amounts funded from MBNAseries Available Funds into the interest funding subaccount for that note to be held until the interest is due. See “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account.”

If the issuer anticipates that MBNAseries Available Principal Amounts will not be enough to pay the stated principal amount of a note on its expected principal payment date, the issuer may begin to apply MBNAseries Available Principal Amounts in months before the expected principal payment date and deposit those funds into the principal funding subaccount established for that tranche to be held until the expected principal payment date of that note. However, since funds in the principal funding subaccount for tranches of subordinated notes will not be available for credit enhancement for any senior classes of notes, MBNAseries Available Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated notes if such deposit would reduce the available subordination below the required subordination.

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account to the extent available, unless the amounts on deposit in the principal funding subaccount are prefunded amounts, in which case additional finance charge collections will be allocable to the collateral certificate and the MBNAseries and will be treated as MBNAseries Available Funds as described under “Deposit and Application of Funds—MBNAseries Available Funds” in this prospectus supplement and “Master Trust II—Application of Collections” in the prospectus.

         Limited Recourse to the Issuer; Security for the Notes

The collateral certificate is allocated a portion of collections of finance charge receivables, collections of principal receivables, its share of the payment obligation on the master trust II servicing fee and its share of defaults on principal receivables in master trust II based on the investor percentage. The MBNAseries and the other series of notes are secured by a shared security interest in the collateral certificate and the collection account of the issuer, but each series of notes (including the MBNAseries) is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement. Therefore, only a portion of the collections allocated to the collateral certificate are available to the MBNAseries. Similarly, MBNAseries notes are entitled only to their allocable share of MBNAseries Available Funds, MBNAseries Available Principal Amounts, amounts on deposit in the applicable issuer accounts, any payments received from derivative counterparties (to the extent not included in MBNAseries Available Funds) and proceeds of the sale of credit card receivables by master trust II. Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes of the MBNAseries is entitled to the benefits of only that portion of the issuer’s assets allocated to that tranche under the indenture and the MBNAseries indenture supplement. Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement.

Early Redemption of the Notes

The early redemption events applicable to all notes are described in “The Indenture—Early Redemption Events” in the prospectus. In addition, if for any date the amount of Excess Available Funds averaged over the three preceding months is less than the Required Excess Available Funds for such date, an early redemption event for the Class A(2003-6) notes will occur.

Deposit and Application of Funds

The indenture specifies how Available Funds (primarily consisting of collections of finance charge receivables allocated and paid to the collateral certificateholder) and Available Principal Amounts (primarily consisting of collections of principal receivables allocated and paid to the collateral certificateholder) will be allocated among the multiple series of notes secured by the collateral certificate. The MBNAseries indenture supplement specifies how MBNAseries Available Funds (which are the MBNAseries’s share of Available Funds plus other amounts treated as MBNAseries Available Funds) and MBNAseries Available Principal Amounts (which are the MBNAseries’s share of Available Principal Amounts plus other amounts treated as MBNAseries Available Principal Amounts) will be deposited into the issuer accounts established for the MBNAseries to provide for the payment of interest on and principal of MBNAseries notes as payments become due. In addition, the MBNAseries indenture supplement specifies how defaults on principal receivables in master trust II and the master trust II servicing fee will be allocated to the collateral certificate and the MBNAseries. The following sections summarize those provisions.

MBNAseries Available Funds

MBNAseries Available Funds will consist of the following amounts:

•	The MBNAseries’s share of collections of finance charge receivables allocated and paid to the collateral certificateholder and investment earnings on funds held in the collection account. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds” in the prospectus.

•	Withdrawals from the accumulation reserve subaccount.

If the number of months targeted to accumulate budgeted deposits of MBNAseries Available Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then the issuer will begin to fund an accumulation reserve subaccount for such tranche. See “—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account.” The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the third month prior to the first Transfer Date on which MBNAseries Available Principal Amounts are to be accumulated for such tranche, will be an amount equal to 0.5% of the outstanding dollar principal amount of such tranche of notes.

On each Transfer Date, the issuer will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as MBNAseries Available Funds for such month.

•	Additional finance charge collections allocable to the MBNAseries.

The issuer will notify the servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account. Whenever there are any prefunded amounts on deposit in any principal funding subaccount, master trust II will designate an amount of the Seller Interest equal to such prefunded amounts. On each Transfer Date, the issuer will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Seller Interest up to the amount of the shortfall will be treated as MBNAseries Available Funds. See “Master Trust II—Application of Collections” in the prospectus.

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the MBNAseries.

•	Any shared excess available funds allocable to the MBNAseries.

See “—Shared Excess Available Funds” in this prospectus supplement.

•	Amounts received from derivative counterparties.

Unless otherwise specified in the MBNAseries indenture supplement, payments received under derivative agreements for interest on notes of the MBNAseries payable in U.S. dollars will be treated as MBNAseries Available Funds.

Application of MBNAseries Available Funds

On each Transfer Date, the indenture trustee will apply MBNAseries Available Funds as follows:

•	first, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes and certain payments due to derivative counterparties;

•	second, to pay the MBNAseries’s share of the master trust II servicing fee, plus any previously due and unpaid master trust II servicing fee allocable to the MBNAseries, to the servicer;

•	third, to be treated as MBNAseries Available Principal Amounts in an amount equal to the amount of defaults on principal receivables in master trust II allocated to the MBNAseries for the preceding month;

•	fourth, to be treated as MBNAseries Available Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of MBNAseries notes;

•	fifth, to make the targeted deposit to the accumulation reserve account, if any;

•	sixth, to make the targeted deposit to the Class C reserve account, if any;

•	seventh, to make any other payment or deposit required by any class or tranche of MBNAseries notes;

•	eighth, to be treated as shared excess available funds; and

•	ninth, to the issuer.

Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account

The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for each tranche of notes set forth below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•	Interest Payments. The deposit targeted for any tranche of outstanding interest-bearing notes on each Transfer Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

•	Amounts Owed to Derivative Counterparties. If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the item above, the deposit targeted for that tranche of notes on each Transfer Date with respect to any payment to the derivative counterparty will be specified in the MBNAseries indenture supplement.

•	Discount Notes. The deposit targeted for a tranche of discount notes on each Transfer Date is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date—or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche—to but excluding the first Monthly Principal Accrual Date for the next month.

•	Specified Deposits. If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month are the specified amounts.

•	Additional Interest. The deposit targeted for any tranche of notes that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

Each deposit to the interest funding account for each month will be made on the following Transfer Date. A tranche of notes may be entitled to more than one of the preceding deposits.

A class or tranche of notes for which credit card receivables have been sold by master trust II as described in “—Sale of Credit Card Receivables” will not be entitled to receive any of the preceding deposits to be made from MBNAseries Available Funds after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

•	MBNAseries Available Funds are at least equal to targeted amounts. If MBNAseries Available Funds are at least equal to the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche.

•	MBNAseries Available Funds are less than targeted amounts. If MBNAseries Available Funds are less than the sum of the deposits targeted by each tranche of notes as described above, then MBNAseries Available Funds will be allocated to each tranche of notes as follows:

—	first, to cover the deposits with respect to the Class A notes (including any applicable derivative counterparty payments),

—	second, to cover the deposits with respect to the Class B notes (including any applicable derivative counterparty payments), and

—	third, to cover the deposits with respect to the Class C notes (including any applicable derivative counterparty payments).

In each case, MBNAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—	the aggregate amount of the deposits targeted with respect to that tranche of notes, to

—	the aggregate amount of the deposits targeted with respect to all tranches of notes in such class.

Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes

Payments received under derivative agreements for interest of foreign currency notes in the MBNAseries will be applied as specified in the MBNAseries indenture supplement.

Allocations of Reductions from Charge-Offs

On each Transfer Date when there is a charge-off for uncovered defaults on principal receivables in master trust II allocable to the MBNAseries for the prior month, that reduction will be allocated (and reallocated) on that date to each tranche of notes as set forth below:

Initially, the amount of such charge-off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for the prior month to the Weighted Average Available Funds Allocation Amount for the MBNAseries for the prior month.

Immediately afterwards, the amount of charge-offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as set forth below, and the amount of charge-offs allocated to the Class A notes and not reallocated to the Class C notes because of the limits set forth below will be reallocated to the Class B notes as set forth below. In addition, charge-offs initially allocated to Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below. Any amount of charge-offs which cannot be reallocated to a subordinated class as a result of the limits set forth below will reduce the nominal liquidation amount of the tranche of notes to which it was initially allocated.

Limits on Reallocations of Charge-Offs to a Tranche of Class C Notes from Tranches of Class A and Class B Notes.

No reallocations of charge-offs from a tranche of Class A notes to Class C notes may cause that tranche’s Class A Usage of Class C Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class C notes.

No reallocations of charge-offs from a tranche of Class B notes to Class C notes may cause that tranche’s Class B Usage of Class C Required Subordinated Amount to exceed that tranche’s Class B required subordinated amount of Class C notes.

The amount of charge-offs permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount of such tranche of Class C notes for the prior month to the Weighted Average Available Funds Allocation Amount of all Class C notes in the MBNAseries for the prior month.

No such reallocation of charge-offs will reduce the nominal liquidation amount of any tranche of Class C notes below zero.

Limits on Reallocations of Charge-Offs to a Tranche of Class B Notes from Tranches of Class A Notes.

No reallocations of charge-offs from a tranche of Class A notes to Class B notes may cause that tranche’s Class A Usage of Class B Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class B notes.

The amount of charge-offs permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for that tranche of Class B notes for the prior month to the Weighted Average Available Funds Allocation Amount for all Class B notes in the MBNAseries for the prior month.

No such reallocation of charge-offs will reduce the nominal liquidation amount of any tranche of Class B notes below zero.

For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche of notes less the amount of charge-offs that are reallocated from that tranche of notes to a subordinated class of notes.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are MBNAseries Available Funds available to reimburse any Nominal Liquidation Amount Deficits on any Transfer Date, such funds will be allocated to each tranche of notes as follows:

•	first, to each tranche of Class A notes,

•	second, to each tranche of Class B notes, and

•	third, to each tranche of Class C notes.

In each case, MBNAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—the Nominal Liquidation Amount Deficit of such tranche of notes, to

—the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

In no event will the nominal liquidation amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of MBNAseries Available Principal Amounts

On each Transfer Date, the indenture trustee will apply MBNAseries Available Principal Amounts as follows:

•	first, for each month, if MBNAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month) will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

—	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

—	an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II);

•	second, for each month, if MBNAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of MBNAseries Available Principal Amounts reallocated as described in the first clause above) will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

—	an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of MBNAseries Available Principal Amounts as described in the first clause above);

•	third, for each month, if MBNAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the MBNAseries, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of MBNAseries Available Principal Amounts reallocated as described in the first and second clauses above) will be paid to the servicer in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

—	the amount of the deficiency times the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for such month to the Weighted Average Available Funds Allocation Amount for the MBNAseries for such month, and

—	an amount equal to the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of MBNAseries Available Principal Amounts as described in the first and second clauses above);

•	fourth, for each month, if MBNAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the MBNAseries, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of MBNAseries Available Principal Amounts reallocated as described in the first, second and third clauses above) will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—	the amount of the deficiency times the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for such month to the Weighted Average Available Funds Allocation Amount for the MBNAseries for such month, and

—	an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of MBNAseries Available Principal Amounts as described in the preceding clauses);

•	fifth, to make the targeted deposits to the principal funding account as described below under “—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account;” and

•	sixth, to the issuer for reinvestment in the Investor Interest of the collateral certificate.

A tranche of notes for which credit card receivables have been sold by master trust II as described in “—Sale of Credit Card Receivables” will not be entitled to receive any further allocations of MBNAseries Available Funds or MBNAseries Available Principal Amounts.

The Investor Interest of the collateral certificate is the sum of the nominal liquidation amounts of each tranche of notes issued by the issuer and outstanding and, therefore, will be reduced by the amount of MBNAseries Available Principal Amounts used to make deposits into the interest funding account, payments to the servicer and deposits into the principal funding account. If the Investor Interest of the collateral certificate is reduced because MBNAseries Available Principal Amounts have been used to make deposits into the interest funding account or payments to the servicer or because of charge-offs due to uncovered defaults on principal receivables in master trust II, the amount of Available Funds and Available Principal Amounts allocated to the collateral certificate and the amount of MBNAseries Available Funds and MBNAseries Available Principal Amounts will be reduced unless the reduction in the Investor Interest is reimbursed from amounts described above in the fourth item in “—Application of MBNAseries Available Funds.”

Reductions to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of MBNAseries Available Principal Amounts

Each reallocation of MBNAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of “—Application of MBNAseries Available Principal Amounts” will reduce the nominal liquidation amount of the Class C notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes.

Each reallocation of MBNAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of “—Application of MBNAseries Available Principal Amounts” which does not reduce the nominal liquidation amount of Class C notes pursuant to the preceding paragraph will reduce the nominal liquidation amount of the Class B notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes, and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of MBNAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class B notes as described in the second clause of “—Application of MBNAseries Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.

Each reallocation of MBNAseries Available Principal Amounts paid to the servicer as described in the third clause of “—Application of MBNAseries Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes (after giving effect to the preceding paragraphs).

Each reallocation of MBNAseries Available Principal Amounts paid to the servicer as described in the third clause of “—Application of MBNAseries Available Principal Amounts” which does not reduce the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class B notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (after giving effect to the preceding paragraphs), and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of MBNAseries Available Principal Amounts paid to the servicer as described in the fourth clause of “—Application of MBNAseries Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.

Subject to the following paragraph, each reallocation of MBNAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described above will reduce the nominal liquidation amount of each tranche of the Class B notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche of Class B notes for the related month to the Weighted Average Available Funds Allocation Amount for all Class B notes for the related month. However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class B notes below zero will be reallocated to the remaining tranches of Class B notes in the manner set forth in this paragraph.

Each reallocation of MBNAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and such reallocation will reduce the nominal liquidation amount of the Class C notes. However, the amount of such reallocation from each tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes.

Each reallocation of MBNAseries Available Principal Amounts which reduces the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount of each tranche of the Class C notes pro rata based on the ratio of the

Weighted Average Available Funds Allocation Amount for such tranche of Class C notes for the related month to the Weighted Average Available Funds Allocation Amount for all Class C notes for the related month. However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class C notes below zero will be reallocated to the remaining tranches of Class C notes in the manner set forth in this paragraph.

None of such reallocations will reduce the nominal liquidation amount of any tranche of Class B or Class C notes below zero.

For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to notes of a subordinated class.

Limit on Allocations of MBNAseries Available Principal Amounts and MBNAseries Available Funds

Each tranche of notes will be allocated MBNAseries Available Principal Amounts and MBNAseries Available Funds solely to the extent of its nominal liquidation amount. Therefore, if the nominal liquidation amount of any tranche of notes has been reduced due to reallocations of MBNAseries Available Principal Amounts to cover payments of interest or the master trust II servicing fee or due to charge-offs for uncovered defaults on principal receivables in master trust II, such tranche of notes will not be allocated MBNAseries Available Principal Amounts or MBNAseries Available Funds to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, and in the case of Class C notes, any funds in the applicable Class C reserve subaccount, will still be available to pay principal of and interest on that tranche of notes. If the nominal liquidation amount of a tranche of notes has been reduced due to reallocation of MBNAseries Available Principal Amounts to pay interest on senior classes of notes or the master trust II servicing fee, or due to charge-offs for uncovered defaults on principal receivables in master trust II, it is possible for that tranche’s nominal liquidation amount to be increased by allocations of MBNAseries Available Funds. However, there are no assurances that there will be any MBNAseries Available Funds for such allocations.

Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding account in any month will be the highest of the following amounts. However, no amount will be deposited into the principal funding subaccount for any subordinated note unless following such deposit the remaining available subordinated amount is equal to the aggregate unused subordinated amount for all outstanding senior notes.

•	Principal Payment Date. For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes for that month is equal to the nominal liquidation amount of that tranche of notes as of the close of business on the last day of such month, determined after giving effect to any charge-offs for uncovered defaults on principal receivables in master trust II and any reallocations, payments or deposits of MBNAseries Available Principal Amounts occurring on the following Transfer Date.

•	Budgeted Deposits. Each month beginning with the twelfth month before the expected principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its expected principal payment date.

The issuer may postpone the date of the targeted deposits under the previous sentence. If the issuer and the servicer determine that less than twelve months would be required to accumulate MBNAseries Available Principal Amounts necessary to pay a tranche of notes on its expected principal payment date, using conservative historical information about payment rates of principal receivables under master trust II and after taking into account all of the other expected payments of principal of master trust II investor certificates and notes to be made in the next twelve months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement.

•	Prefunding of the Principal Funding Account for Senior Classes. If the issuer determines that any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If the issuer determines that any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class B notes.

Prefunding of the principal funding subaccount for the senior tranches of the MBNAseries will continue until:

—	enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—	new subordinated notes are issued so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

—	the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the MBNAseries will be calculated as described under “The Notes—Issuance of New Series, Classes and Tranches of Notes—Required Subordinated Amount” based on its Adjusted Outstanding Dollar Principal Amount on such date. However, if any early redemption event has occurred with respect to the subordinated notes or if the usage of the subordinated notes with respect to such senior notes is greater than zero, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event or the date on which the usage of the subordinated notes exceeds zero.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description under “—Withdrawals from Principal Funding Account—Withdrawals of Prefunded Amounts.” The nominal liquidation amount of the prefunded tranches will be increased by the amount removed from the principal funding account.

If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

•	Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche of notes with respect to that month and each following month will equal the nominal liquidation amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Transfer Date with respect to such month.

•	Amounts Owed to Derivative Counterparties. If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Transfer Date with respect to any payment to the derivative counterparty will be specified in the MBNAseries indenture supplement.

Allocation to Principal Funding Subaccounts

MBNAseries Available Principal Amounts, after any reallocation to cover MBNAseries Available Funds shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

•	MBNAseries Available Principal Amounts Equal Targeted Amounts. If MBNAseries Available Principal Amounts remaining after giving effect to clauses one through four under “—Application of MBNAseries Available Principal Amounts” are equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•	MBNAseries Available Principal Amounts Are Less Than Targeted Amounts. If MBNAseries Available Principal Amounts remaining after giving effect to clauses one through four under “—Application of MBNAseries Available Principal Amounts” are less than the sum of the deposits targeted by each tranche of notes, then MBNAseries Available Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

—	first, the amount available will be allocated to the Class A notes,

—	second, the amount available after the application above will be allocated to the Class B notes, and

—	third, the amount available after the applications above will be allocated to the Class C notes.

In each case, MBNAseries Available Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

—	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

If restrictions in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches” prevent the deposit of MBNAseries Available Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of MBNAseries Available Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to the Class A notes and then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See

“—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes.

No MBNAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following such deposit, the available subordinated amount of Class B notes is at least equal to the required subordinated amount of Class B notes for all outstanding Class A notes minus the Class A Usage of Class B Required Subordinated Amount for all Class A notes. For this purpose, the available subordinated amount of Class B notes is equal to the aggregate nominal liquidation amounts of all other Class B notes of the MBNAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class B notes and all other Class B notes which have a targeted deposit into the principal funding account for such month.

No MBNAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following such deposit:

—	the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes minus the Class A Usage of Class C Required Subordinated Amount for all Class A notes; and

—	the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class B notes minus the Class B Usage of Class C Required Subordinated Amount for all Class B notes.

For this purpose, the available subordinated amount of Class C notes is equal to the aggregate nominal liquidation amounts of all other Class C notes of the MBNAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class C notes and all other Class C notes which have a targeted deposit into the principal funding account for such month.

MBNAseries Available Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to either of the preceding two paragraphs and the prefunding target amount for each senior note is zero.

Limit on Repayments of all Tranches.

No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the MBNAseries indenture supplement). In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the MBNAseries indenture supplement).

Payments Received from Derivative Counterparties for Principal

Unless otherwise specified in the related indenture supplement, dollar payments for principal received under derivative agreements of U.S. dollar notes in the MBNAseries will be treated as MBNAseries Available Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the MBNAseries will be applied as specified in the MBNAseries indenture supplement.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for U.S. Dollar Notes. On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date (including any overdue interest payments and additional interest on overdue interest payments) will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a Non-Performing Derivative Agreement. On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the MBNAseries indenture supplement will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•	Withdrawals for Discount Notes. On each applicable principal payment date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date—or, in the case of the first principal payment date, the date of issuance of that tranche—to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in the Investor Interest of the collateral certificate.

•	Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required under the applicable derivative agreement, with respect to any tranche of notes that has a Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid in accordance with the MBNAseries indenture supplement.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts,” second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts,” and third paid to the issuer.

Withdrawals from Principal Funding Account

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•	Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The issuer will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the applicable indenture supplement will be withdrawn from that principal funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

•	Withdrawals for U.S. Dollar Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the applicable indenture supplement will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•	Withdrawals of Prefunded Amounts. If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes,” the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fourth, any remaining amounts paid to master trust II to increase the Investor Interest of the collateral certificate.

•	Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made. Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the issuer.

Sale of Credit Card Receivables

Credit card receivables may be sold upon the insolvency of MBNA, upon an event of default and acceleration with respect to a tranche of notes and on the legal maturity date of a tranche of notes. See “The Indenture—Events of Default” and “Master Trust II—Pay Out Events” in the prospectus.

If a tranche of notes has an event of default and is accelerated before its legal maturity date, master trust II may sell credit card receivables in an amount up to the nominal liquidation amount of the affected tranche plus any accrued, past due or additional interest on the affected tranche if the conditions described in “The Indenture—Events of Default” in the prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•	the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement) would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including MBNAseries Available Funds and MBNAseries Available Principal Amounts allocable to the accelerated tranche of notes, payments to be received from any applicable derivative agreement and amounts on deposit in the applicable subaccounts, may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the sale.

Any sale of receivables for a subordinated tranche of notes will be delayed if the subordination provisions prevent payment of the accelerated tranche until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, in each case, to the extent that the accelerated tranche of notes is no longer needed to provide the required subordination for the senior classes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date (after giving effect to any allocations, deposits and distributions to be made on such date), the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche.

The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made. The nominal liquidation amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale. After such sale, no more MBNAseries Available Principal Amounts or MBNAseries Available Funds will be allocated to that tranche.

If a tranche of notes directs a sale of credit card receivables, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated classes of notes of the same series. Tranches of notes that have directed sales of credit card receivables are not outstanding under the indenture.

After giving effect to a sale of receivables for a tranche of notes, the amount of proceeds may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the receivables was less than the outstanding dollar principal amount. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “—Final Payment of the Notes” and that has caused a sale of receivables will be treated as MBNAseries Available Funds and be allocated as described in “—Application of MBNAseries Available Funds.”

Targeted Deposits to the Class C Reserve Account

        The Class C reserve account will be funded on each Transfer Date, as necessary, from MBNAseries Available Funds as described under “—Application of MBNAseries Available Funds.” The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the MBNAseries indenture supplement.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the MBNAseries indenture supplement.

Targeted Deposits to the Accumulation Reserve Account

If more than one budgeted deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche no later than three months prior to the date on which a budgeted deposit is first targeted for such tranche as described under “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account.” The accumulation reserve subaccount for a tranche of notes will be funded on each Transfer Date, as necessary, from MBNAseries Available Funds as described under “—Application of MBNAseries Available Funds.” The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

If the aggregate amount of MBNAseries Available Funds available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for that tranche for that month to the Weighted Average Available Funds Allocation Amount for all tranches of notes that have a targeted deposit to their accumulation reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

•	Interest. On or prior to each Transfer Date, the issuer will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts) over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the MBNAseries indenture supplement) for the prior month. If there is any such shortfall for that Transfer Date, or any unpaid shortfall from any earlier Transfer Date, the issuer will withdraw the sum of those amounts from the accumulation reserve subaccount, to the extent available, for treatment as MBNAseries Available Funds for such month.

•	Payment to Issuer. Upon payment in full of any tranche of notes, any amount on deposit in the applicable accumulation reserve subaccount will be paid to the issuer.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, MBNAseries Available Principal Amounts will be allocated to pay principal on the notes only up to their nominal liquidation amount, which will be reduced for charge-offs due to uncovered defaults of principal receivables in master trust II and reallocations of MBNAseries Available Principal Amounts to pay interest on senior classes of notes or a portion of the master trust II servicing fee allocable to such notes. In addition, if a sale of receivables occurs, as described in “—Sale of Credit Card Receivables,” the amount of receivables sold will be limited to the nominal liquidation amount of, plus any accrued, past due or additional interest on, the related tranche of notes. If the nominal liquidation amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of receivables are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement or amounts have been previously deposited in an issuer account for such tranche of notes.

On the date of a sale of receivables, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that tranche of notes;

•	the date on which the outstanding dollar principal amount of that tranche of notes is reduced to zero, and all accrued, past due or additional interest on that tranche of notes is paid in full;

•	the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date; or

•	the date on which a sale of receivables has taken place with respect to such tranche, as described in “—Sale of Credit Card Receivables.”

Pro Rata Payments Within a Tranche

All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Available Funds

MBNAseries Available Funds for any month remaining after making the seventh application described under “—Application of MBNAseries Available Funds” will be available for allocation to other series of notes in Group A. Such excess including excesses, if any, from other series of notes in Group A, called shared excess available funds, will be allocated to cover certain shortfalls in Available Funds for the series in Group A, if any, which have not been covered out of Available Funds allocable to such series. If these shortfalls exceed shared excess available funds for any month, shared excess available funds will be allocated pro rata among the applicable series in Group A based on the relative amounts of those shortfalls in Available Funds. To the extent that shared excess available funds exceed those shortfalls, the balance will be paid to the issuer. For the MBNAseries, shared excess available funds, to the extent available and allocated to the MBNAseries, will cover shortfalls in the first four applications described in “—Application of MBNAseries Available Funds.”

MBNA and MBNA Corporation

MBNA America Bank, National Association (referred to in this prospectus supplement as MBNA) is a wholly-owned subsidiary of MBNA Corporation. MBNA has two wholly-owned foreign bank subsidiaries, MBNA Europe Bank Limited, located in the United Kingdom, and MBNA Canada Bank, located in Canada.

On a managed basis, including loan accounts originated or acquired by MBNA Europe Bank Limited and MBNA Canada Bank, MBNA maintained loan accounts with aggregate outstanding balances of $104.2 billion as of March 31, 2003. Of this amount, $76.8 billion were MasterCard and VISA credit card loans originated in the United States. As of March 31, 2003, MBNA had assets of $52.0 billion, deposits of $33.1 billion and capital and surplus accounts of $8.9 billion, and MBNA Corporation had consolidated assets of $54.6 billion, consolidated deposits of $31.6 billion and capital and surplus accounts of $9.3 billion.

MBNA’s Credit Card Portfolio

Billing and Payments

MBNA, using MBNA Technology, Inc. as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Generally, cardholders must make a monthly minimum payment at least equal to the lesser of (i) the sum of all finance charges, bank imposed fees, a stated minimum amount (generally $15) and past due amounts or (ii) 2.25% of the statement balance plus past due amounts, but generally not less than $15. Certain eligible cardholders are given the option periodically to take a payment deferral.

The finance charges on purchases, which are assessed monthly, are calculated by multiplying the account’s average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are generally not assessed on new purchases if, for each billing cycle, all balances shown on the previous billing statement are paid by the due date, which is generally at least  25 days after the billing date. Monthly periodic finance charges are not assessed in most circumstances on previous purchases if all balances shown on the two previous billing statements are paid by their respective due dates.

The finance charges, which are assessed monthly on cash advances (including balance transfers), are calculated by multiplying the account’s average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, MBNA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

MBNA offers fixed rate and variable rate credit card accounts. MBNA also offers temporary promotional rates.

MBNA assesses annual membership fees on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late, overlimit and returned check charges. MBNA generally assesses a fee on cash advances and certain purchase transactions.

Delinquencies and Collection Efforts

An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer’s statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA’s Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder’s purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA’s proprietary Outbound Call Management System. This system sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due, and automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder’s account information and voice line when a contact is established.

Accounts are charged off in accordance with regulatory guidelines issued by the Federal Financial Institutions Examination Council in June 2000. Accounts are charged off by the end of the month in which they become 180 days contractually past due and bankrupt accounts are charged off 60 days after receiving notice of filing from the bankruptcy courts. Deceased accounts are charged off when the loss is determined. Fraudulent accounts are charged off within 90 days after identifying the account as fraudulent.

In January 2003 MBNA implemented several changes in re-age practices, including higher minimum monthly payment amounts for re-aged accounts, that tighten the use of re-ages. MBNA anticipates the amount of accounts re-aged will continue to be reduced and losses will increase as a result of these changes.

The Master Trust II Portfolio

The receivables conveyed to master trust II arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the master trust II agreement as applied on the Cut-Off Date and, with respect to additional accounts, as of the related date of their designation. The receivables in master trust II may include receivables that are contractually delinquent. The seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to master trust II all receivables of such additional accounts. Any additional accounts designated must be Eligible Accounts as of the date the seller designates such accounts as additional accounts.

         Delinquency and Principal Charge-Off Experience

Minimum scheduled payments for the accounts are generally due 25 days from the end of the last billing cycle. A credit card account is contractually delinquent if less than 90% of the minimum payment is made by the payment due date. For collection purposes, however, an account is considered delinquent if at least 90% of the minimum payment required to be made is not received by MBNA within 5 days after the due date reflected in the respective monthly billing statement. Upon receipt of 3 consecutive payments on their respective due dates, delinquent accounts may qualify to be redesignated as non-delinquent.

The following table sets forth the delinquency experience for cardholder payments on the credit card accounts in the Master Trust II Portfolio for each of the periods shown. The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown. We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

Delinquency Experience

Master Trust II Portfolio

(Dollars in Thousands)

	March 31,		December 31,
	2003		2002		2001
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$69,407,943		$72,696,743		$66,500,791
Receivables Delinquent:
30-59 Days	$1,139,543	1.64%	$1,343,708	1.85%	$1,247,086	1.88%
60-89 Days	783,148	1.13	833,204	1.15	708,484	1.07
90 or More	1,940,159	2.80	1,856,047	2.55	1,473,667	2.21

Total	$3,862,850	5.57%	$4,032,959	5.55%	$3,429,237	5.16%

	December 31,
	2000		1999		1998
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$58,611,594		$51,032,411		$42,099,780
Receivables Delinquent:
30-59 Days	$1,024,175	1.75%	$817,374	1.60%	$756,062	1.80%
60-89 Days	583,768	1.00	482,084	0.94	416,500	0.99
90 or More	1,158,371	1.97	1,064,669	2.09	914,003	2.17

Total	$2,766,314	4.72%	$2,364,127	4.63%	$2,086,565	4.96%

The following table sets forth the principal charge-off experience for cardholder payments on the credit card accounts in the Master Trust II Portfolio for each of the periods shown. Charge-offs consist of write-offs of principal receivables. If accrued finance charge receivables that have been written off were included in total charge-offs, total charge-offs would be higher as an absolute number and as a percentage of the average of principal receivables outstanding during the periods indicated. Average principal receivables outstanding is the average of the daily principal receivables balance during the periods indicated. We cannot provide any assurance that the charge-off experience for the receivables in the future will be similar to the historical experience set forth below.

Principal Charge-Off Experience

Master Trust II Portfolio

(Dollars in Thousands)

	Three Months Ended March 31, 2003	Year Ended December 31,
		2002	2001
Average Principal Receivables Outstanding	$68,849,324	$65,393,297	$59,261,613
Total Charge-Offs	$1,049,605	$3,629,682	$3,102,804
Total Charge-Offs as a percentage of Average Principal Receivables Outstanding	6.10%	5.55%	5.24%

	Year Ended December 31,
	2000	1999	1998
Average Principal Receivables Outstanding	$52,869,754	$44,034,527	$36,987,103
Total Charge-Offs	$2,697,976	$2,172,404	$1,843,986
Total Charge-Offs as a percentage of Average Principal Receivables Outstanding	5.10%	4.93%	4.99%

Total charge-offs as a percentage of average principal receivables outstanding for the month ended April 30, 2003 were 6.08% calculated as an annualized figure. Total charge-offs are total principal charge-offs before recoveries and do not include any charge-offs of finance charge receivables or the amount of any reductions in average daily principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous adjustments.

         Revenue Experience

The following table sets forth the revenue experience for the credit card accounts from finance charges, fees paid and interchange in the Master Trust II Portfolio for each of the periods shown.

The revenue experience in the following table is calculated on a cash basis. Yield from finance charges and fees is the result of dividing finance charges and fees by average daily principal receivables outstanding during the periods indicated. Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees including interchange.

Revenue Experience

Master Trust II Portfolio

(Dollars in Thousands)

	Three Months Ended March 31, 2003	Year Ended December 31,
		2002	2001
Finance Charges and Fees*	$3,065,557	$11,733,951	$11,486,818
Yield from Finance Charges and Fees	17.81%	17.94%	19.38%

	Year Ended December 31,
	2000	1999	1998
Finance Charges and Fees	$10,122,205	$8,121,775	$6,737,139
Yield from Finance Charges and Fees	19.15%	18.44%	18.21%

*  Since December 17, 2001, recoveries on receivables in Defaulted Accounts have been included as amounts received in respect of finance charge receivables.

The yield on a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the receivables, the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables. See “Risk Factors” in the prospectus.

The revenue from periodic finance charges and fees—other than annual fees—depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other credit card related services for which the cardholder pays a fee. Fees for these other services will be treated for purposes of the master trust II agreement as principal receivables rather than finance charge receivables; however, MBNA may specify that it will treat these fees as finance charge receivables. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenue will be affected by future changes in the types of charges and fees assessed on the accounts and on the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by MBNA and other factors. See “MBNA’s Credit Card Activities” in the prospectus.

         Interchange

MBNA, as seller, will transfer to master trust II a percentage of the interchange attributed to cardholder charges for goods and services in the accounts of master trust II. Interchange will be allocated to each series of master trust II investor certificates based on such series’s pro rata portion as measured by its Investor Interest of cardholder charges for goods and services in the accounts of master trust II relative to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA, as reasonably estimated by the seller.

MasterCard and VISA may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of finance charge receivables. Under the circumstances described herein, interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See “Master Trust II—Servicing Compensation and Payment of Expenses” and “MBNA’s Credit Card Activities—Interchange” in the prospectus.

         Principal Payment Rates

The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Master Trust II Portfolio during any month in the periods shown and the average cardholder monthly principal payment rates for all months during the periods shown, in each case calculated as a percentage of total beginning monthly account principal balances during the periods shown. Principal payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the accounts.

Cardholder Monthly Principal Payment Rates

Master Trust II Portfolio

	Three Months Ended March 31, 2003	Year Ended December 31,
		2002	2001	2000	1999	1998
Lowest Month	13.03%	12.93%	12.28%	12.21%	12.56%	11.47%
Highest Month	14.31%	14.40%	13.76%	14.05%	13.61%	13.43%
Monthly Average	13.74%	13.63%	13.03%	13.01%	13.17%	12.59%

Generally, cardholders must make a monthly minimum payment at least equal to the lesser of (i) the sum of all finance charges, bank imposed fees, a stated minimum amount (generally $15) and past due amounts or (ii) 2.25% of the statement balance plus past due amounts, but generally not less than $15. Certain eligible cardholders are given the option periodically to take a payment deferral. We cannot assure you that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

MBNA, as seller, has the right, subject to certain limitations and conditions, to designate certain removed credit card accounts and to require the master trust II trustee to reconvey all receivables in such removed credit card accounts to the seller. Once an account is removed, receivables existing or guaranteed under that credit card account are not transferred to master trust II.

As of the beginning of the day on April 24, 2003:

•	the Master Trust II Portfolio included $70,982,900,366 of principal receivables and $1,846,960,048 of finance charge receivables;

•	the credit card accounts had an average principal receivable balance of $1,674 and an average credit limit of $13,674;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 13.2%;

•	the average age of the credit card accounts was approximately 78 months; and

•	cardholders whose accounts are included in the Master Trust II Portfolio had billing addresses in all 50 States and the District of Columbia.

The following tables summarize the Master Trust II Portfolio by various criteria as of the beginning of the day on April 24, 2003. Because the future composition of the Master Trust II Portfolio may change over time, these tables do not describe the composition of the Master Trust II Portfolio at any future time.

Composition by Account Balance

Master Trust II Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Credit Balance	918,316	2.2%	$(70,545,233)	(0.1)%
No Balance	24,017,283	56.6	0	0.0
$ .01-$ 5,000.00	12,451,354	29.4	16,807,654,342	23.1
$ 5,000.01-$10,000.00	2,971,019	7.0	21,232,438,958	29.1
$10,000.01-$15,000.00	1,123,998	2.6	13,671,351,535	18.8
$15,000.01-$20,000.00	476,961	1.1	8,211,468,179	11.3
$20,000.01-$25,000.00	241,095	0.6	5,403,046,412	7.4
$25,000.01 or More	215,365	0.5	7,574,446,221	10.4

Total	42,415,391	100.0%	$72,829,860,414	100.0%

Composition by Credit Limit

Master Trust II Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Less than or equal to $5,000.00	7,116,339	16.8%	$5,382,851,549	7.4%
$ 5,000.01-$10,000.00	12,265,690	28.9	16,569,535,630	22.7
$10,000.01-$15,000.00	9,821,943	23.2	15,647,844,592	21.5
$15,000.01-$20,000.00	5,611,409	13.2	11,208,291,477	15.4
$20,000.01-$25,000.00	5,256,770	12.4	11,646,228,052	16.0
$25,000.01 or More	2,343,240	5.5	12,375,109,114	17.0

Total	42,415,391	100.0%	$72,829,860,414	100.0%

Composition by Period of Delinquency

Master Trust II Portfolio

Period of Delinquency (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Not Delinquent	41,090,178	96.9%	$64,304,172,901	88.3%
Up to 29 Days	719,984	1.7	4,143,069,452	5.7
30 to 59 Days	190,584	0.4	1,255,111,191	1.7
60 to 89 Days	111,833	0.3	801,884,104	1.1
90 or More Days	302,812	0.7	2,325,622,766	3.2

Total	42,415,391	100.0%	$72,829,860,414	100.0%

Composition by Account Age

Master Trust II Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Not More than 6 Months	1,790,051	4.2%	$3,039,092,298	4.2%
Over 6 Months to 12 Months	2,705,252	6.4	3,718,520,305	5.1
Over 12 Months to 24 Months	5,005,480	11.8	6,226,970,626	8.6
Over 24 Months to 36 Months	4,841,554	11.4	6,911,845,699	9.4
Over 36 Months to 48 Months	4,685,248	11.1	7,277,948,157	10.0
Over 48 Months to 60 Months	4,043,322	9.5	6,337,349,464	8.7
Over 60 Months to 72 Months	3,937,722	9.3	6,270,025,610	8.6
Over 72 Months	15,406,762	36.3	33,048,108,255	45.4

Total	42,415,391	100.0%	$72,829,860,414	100.0%

Geographic Distribution of Accounts

Master Trust II Portfolio

State	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
California	3,794,046	8.9%	$7,604,404,430	10.5%
Florida	3,037,953	7.2	5,314,562,666	7.3
New York	2,868,077	6.8	4,761,500,610	6.5
Pennsylvania	2,701,563	6.4	3,903,465,608	5.4
Texas	2,238,875	5.3	4,725,821,152	6.5
New Jersey	1,843,804	4.3	3,148,357,787	4.3
Ohio	1,718,869	4.0	2,572,023,947	3.5
Illinois	1,700,889	4.0	2,715,507,116	3.7
Virginia	1,631,648	3.8	2,788,330,063	3.8
Michigan	1,470,277	3.5	2,462,705,096	3.4
Other	19,409,390	45.8	32,833,181,939	45.1

Total	42,415,391	100.0%	$72,829,860,414	100.0%

Since the largest number of cardholders (based on billing address) whose accounts were included in master trust II as of April 24, 2003 were in California, Florida, New York, Pennsylvania and Texas, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.

Underwriting

Subject to the terms and conditions of the underwriting agreement for these Class A(2003-6) notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class A(2003-6) notes set forth opposite its name:

Underwriters	Principal Amount
Lehman Brothers Inc.	$83,333,335
Banc of America Securities LLC	83,333,333
Banc One Capital Markets, Inc.	83,333,333
Barclays Capital Inc.	83,333,333
Credit Suisse First Boston LLC	83,333,333
J.P. Morgan Securities Inc.	83,333,333

Total	$500,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $500,000,000 aggregate principal amount of these Class A(2003-6) notes if any of these Class A(2003-6) notes are purchased.

The underwriters have advised the issuer that the several underwriters propose initially to offer these Class A(2003-6) notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of 0.165% of the principal amount of these Class A(2003-6) notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of 0.083% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of these Class A(2003-6) notes has agreed that:

•	it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A(2003-6) notes will not offer or sell any Class A(2003-6) notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000 (the “FSMA”);

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A(2003-6) notes in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2003-6) notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

In connection with the sale of these Class A(2003-6) notes, the underwriters may  engage in:

•	over-allotments, in which members of the syndicate selling these Class A(2003-6) notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of these Class A(2003-6) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase these Class A(2003-6) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which the underwriters reclaim a selling concession from a syndicate member when any of these Class A(2003-6) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class A(2003-6) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuer and MBNA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The proceeds to the issuer from the sale of these Class A(2003-6) notes and the underwriting discount are set forth on the cover page of this prospectus supplement. Additional offering expenses are estimated to be $700,000.

Glossary of Defined Terms

“Class A Unused Subordinated Amount of Class B notes” means for any tranche of outstanding Class A notes, with respect to any Transfer Date, an amount equal to the Class A required subordinated amount of Class B notes minus the Class A Usage of Class B Required Subordinated Amount, each as of such Transfer Date.

“Class A Unused Subordinated Amount of Class C notes” means for any tranche of outstanding Class A notes, with respect to any Transfer Date, an amount equal to the Class A required subordinated amount of Class C notes minus the Class A Usage of Class C Required Subordinated Amount, each as of such Transfer Date.

“Class A Usage of Class B Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class A Usage of Class B Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

(1)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to Class B notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such Transfer Date; plus

(2)  the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class A notes and then reallocated on such Transfer Date to Class B notes; plus

(3) the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes; plus

(4) an amount equal to the aggregate amount of MBNAseries Available Principal Amounts reallocated to pay any amount to the servicer for such tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such Transfer Date; minus

(5) an amount (which will not exceed the sum of items (1) through (4) above) equal to the sum of:

•	the product of:

—

a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such

Transfer Date) for such tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such Transfer Date), times

—	the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class B the notes which are reimbursed on such Transfer Date, plus

•	if the aggregate Class A Usage of Class B Required Subordinated Amount (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranche of Class B notes on such Transfer Date) for all Class A notes exceeds the aggregate Nominal Liquidation Amount Deficits of all tranches of Class B notes (prior to giving effect to any reimbursement on such Transfer Date), the product of:

—	a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date), times

—	the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class C notes which are reimbursed on such Transfer Date, times

—	a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount of such tranche of Class A notes and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all Class A notes in the MBNAseries.

“Class A Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, zero on the date of issuance of such tranche of Class A notes, and on any Transfer Date thereafter, the sum of the Class A Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

(1)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class C notes (as of the last day of the preceding month), times

•	the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class C notes; plus

(2)  the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class A notes and then reallocated on such date to Class C notes; plus

(3)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class B notes; plus

(4)  the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes; plus

(5)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class B notes; plus

(6)  the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class A notes; plus

(7)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class B notes; minus

(8)  an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

•	a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes, times

•	the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

“Class B Unused Subordinated Amount of Class C notes” means for any tranche of outstanding Class B notes, with respect to any Transfer Date, an amount equal to the Class B required subordinated amount of Class C notes minus the Class B Usage of Class C Required Subordinated Amount, each as of such Transfer Date.

“Class B Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class B notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class B Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

(1)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class C notes (as of the last day of the preceding month), times

•	the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class C notes; plus

(2)  an amount equal to the product of:

•	a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the sum of (i) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount and (ii) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

(3)  the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class B notes, and then reallocated on such date to the Class C notes; plus

(4)  an amount equal to the product of:

•	a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

(5)  the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class B notes; plus

(6)  an amount equal to the product of:

•	a fraction, the numerator of which is the nominal liquidation amount for such tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

(7)  the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class B notes; minus

(8)  an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

•	a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class B notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes, times

•	the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

“Excess Available Funds” means, for the MBNAseries for any month, the Available Funds allocable to the MBNAseries remaining after application to cover targeted deposits to the interest funding account, payment of the portion of the master trust II servicing fee allocable to the MBNAseries, and application to cover any defaults on principal receivables in master trust II allocable to the MBNAseries or any deficits in the nominal liquidation amount of the MBNAseries notes.

“MBNAseries Available Funds” means, for any month, the amounts to be treated as MBNAseries Available Funds as described in “Deposit and Application of Funds—MBNAseries Available Funds.”

“MBNAseries Available Principal Amounts” means, for any month, the sum of the Available Principal Amounts allocated to the MBNAseries, dollar payments for principal under any derivative agreements for tranches of notes of the MBNAseries, and any amounts of MBNAseries Available Funds available to cover defaults on principal receivables in master trust II allocable to the MBNAseries or any deficits in the nominal liquidation amount of the MBNAseries notes.

“Monthly Interest Accrual Date” means, with respect to any outstanding series, class or tranche of notes:

•	each interest payment date for such series, class or tranche, and

•	for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that series, class or tranche of notes, or in the case of a series, class or tranche of zero-coupon discount notes, the expected principal payment date for that series, class or tranche; but

—	for the month in which a series, class or tranche of notes is issued, the date of issuance of such series, class or tranche will be the first Monthly Interest Accrual Date for such tranche of notes;

—	for the month next following the month in which a series, class or tranche of notes is issued, unless otherwise indicated, the first day of such month will be the first Monthly Interest Accrual Date in such next following month for such series, class or tranche of notes;

—	any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the interest funding account for such series, class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

—	if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of the month; and

—	if the numerically corresponding date in such month is not a Business Day with respect to that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the monthly interest date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means with respect to any outstanding series, class or tranche of notes:

•	for any month in which the expected principal payment date occurs for such series, class or tranche, such expected principal payment date, or if that day is not a Business Day, the next following Business Day, and

•	for any month in which no expected principal payment date occurs for such series, class or tranche, the date in that month corresponding numerically to the expected principal payment date for that tranche of notes (or for any month following the last expected principal payment date, the date in such month corresponding numerically to the preceding expected principal payment date for such tranche of notes); but

—	following a Pay Out Event, the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date;

—	any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the expected principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

—	any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the principal funding account for such series, class or tranche of notes will be a Monthly Principal Accrual Date for such series, class or tranche of notes;

—	if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

—	if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Nominal Liquidation Amount Deficit” means, for any tranche of notes, the Adjusted Outstanding Dollar Principal Amount minus the nominal liquidation amount of that tranche.

“Performing” means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

“Required Excess Available Funds” means, for any month, zero; provided, however, that this amount may be changed if the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

Annex I

Outstanding Series, Classes and Tranches of Notes

The information provided in this Annex I is an integral part of the prospectus supplement.

MBNAseries

Class A Notes

Class A	Issuance Date	Nominal Liquidation Amount		Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class A(2001-1)	5/31/01		$1,000,000,000	5.75%	May 2006	October 2008
Class A(2001-2)	7/26/01		$500,000,000	One Month LIBOR + 0.25%	July 2011	December 2013
Class A(2001-3)	8/8/01		$1,000,000,000	Three Month LIBOR + 0.11%	July 2006	December 2008
Class A(2001-Emerald)	8/15/01	Up to $	5,650,000,000	—	—	—
Class A(2001-4)	9/27/01		$1,000,000,000	One Month LIBOR + 0.13%	September 2004	February 2007
Class A(2001-5)	11/8/01		$500,000,000	One Month LIBOR + 0.21%	October 2008	March 2011
Class A(2002-1)	1/31/02		$1,000,000,000	4.95%	January 2007	June 2009
Class A(2002-2)	3/27/02		$656,175,000	Not to exceed Three Month LIBOR + 0.35%[1]	February 17, 2012	July 17, 2014
Class A(2002-3)	4/24/02		$750,000,000	One Month LIBOR + 0.24%	April 2012	September 2014
Class A(2002-4)	5/9/02		$1,000,000,000	One Month LIBOR + 0.11%	March 2007	August 2009
Class A(2002-5)	5/30/02		$750,000,000	One Month LIBOR + 0.18%	May 2009	October 2011
Class A(2002-6)	6/26/02		$750,000,000	3.90%	June 2005	November 2007
Class A(2002-7)	7/25/02		$497,250,000	Not to exceed Three Month LIBOR + 0.25%[2]	July 17, 2009	December 19, 2011
Class A(2002-8)	7/31/02		$400,000,000	Three Month LIBOR + 0.15%	July 2009	December 2011
Class A(2002-9)	7/31/02		$700,000,000	Three Month LIBOR + 0.09%	July 2007	December 2009
Class A(2002-10)	9/19/02		$1,000,000,000	One Month LIBOR + 0.14%	September 2007	February 2010
Class A(2002-11)	10/30/02		$490,600,000	Not to exceed Three Month LIBOR + 0.35%[3]	October 19, 2009	March 19, 2012
Class A(2002-12)	11/19/02		$1,500,000,000	One Month LIBOR + 0.06%	November 2005	April 2008
Class A(2002-13)	12/18/02		$500,000,000	One Month LIBOR + 0.13%	December 2007	May 2010
Class A(2003-1)	2/27/03		$500,000,000	3.30%	February 2008	July 2010
Class A(2003-2)	3/26/03		$1,000,000,000	One Month LIBOR + 0.05%	March 2006	August 2008
Class A(2003-3)	4/10/03		$750,000,000	One Month LIBOR + 0.12%	March 2008	August 2010
Class A(2003-4)	4/24/03		$750,000,000	One Month LIBOR + 0.22%	April 2010	September 2012
Class A(2003-5)	5/21/03		$548,200,000	Not to exceed Three Month LIBOR + 0.35%[4]	April 2010	September 2012

1Class A(2002-2) noteholders will receive interest at 5.60% on an outstanding euro principal amount of €750,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-2) notes.

2Class A(2002-7) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-7) notes.

3Class A(2002-11) noteholders will receive interest at Three Month EURIBOR + 0.25% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-11) notes.

4Class A(2003-5) noteholders will receive interest at 4.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2003-5) notes.

A-I-1

MBNAseries

Class B Notes

Class B	Issuance Date		Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class B(2001-1)	5/24/01		$250,000,000	One Month LIBOR + 0.375%	May 2006	October 2008
Class B(2001-2)	9/6/01		$250,000,000	One Month LIBOR + 0.36%	August 2006	January 2009
Class B(2001-3)	12/20/01		$150,000,000	Not to exceed One Month LIBOR + 0.50%	January 2007	June 2009
Class B(2002-1)	2/28/02		$250,000,000	5.15%	February 2007	July 2009
Class B(2002-2)	6/12/02		$250,000,000	One Month LIBOR + 0.38%	May 2007	October 2009
Class B(2002-3)	8/29/02		$250,000,000	One Month LIBOR + 0.40%	August 2005	January 2008
Class B(2002-4)	10/29/02		$200,000,000	One Month LIBOR + 0.50%	October 2007	March 2010
Class B(2003-1)	2/20/03		$200,000,000	One Month LIBOR + 0.44%	February 2008	July 2010
*Class B(2003-2)	6/[	•]/03	$200,000,000	One Month LIBOR + [•]%	May 2008	October 2010

*Expected Issuance.

A-I-2

MBNAseries

Class C Notes

Class C	Issuance Date		Nominal Liquidation Amount			Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class C(2001-1)	5/24/01			$250,000,000		One Month LIBOR + 1.05%	May 2006	October 2008
Class C(2001-2)	7/12/01			$100,000,000		Not to exceed One Month LIBOR + 1.15%	July 2008	December 2010
Class C(2001-3)	7/25/01			$400,000,000		6.55%	July 2006	December 2008
Class C(2001-4)	9/6/01			$250,000,000		One Month LIBOR + 1.05%	August 2006	January 2009
Class C(2001-5)	12/11/01			$150,000,000		One Month LIBOR + 1.22%	January 2007	June 2009
Class C(2002-1)	2/28/02			$250,000,000		6.80%	February 2012	July 2014
Class C(2002-2)	6/12/02			$100,000,000		Not to exceed One Month LIBOR + 0.95%	May 2007	October 2009
Class C(2002-3)	6/12/02			$200,000,000		One Month LIBOR + 1.35%	May 2012	October 2014
Class C(2002-4)	8/29/02			$100,000,000		One Month LIBOR + 1.20%	August 2007	January 2010
Class C(2002-5)	8/29/02			$100,000,000		4.05%	August 2005	January 2008
Class C(2002-6)	10/29/02			$50,000,000		One Month LIBOR + 2.00%	October 2012	March 2015
Class C(2002-7)	10/29/02			$50,000,000		6.70%	October 2012	March 2015
Class C(2003-1)	2/4/03			$200,000,000		One Month LIBOR + 1.70%	January 2010	June 2012
Class C(2003-2)	2/12/03			$100,000,000		One Month LIBOR + 1.60%	January 2008	June 2010
Class C(2003-3)	5/8/03			$175,000,000		One Month LIBOR + 1.35%	May 2008	October 2010
*Class C(2003-4)	6/[	•]/03	$	[	•]	Not to exceed Three Month LIBOR + [•]%[1]	May 2013	October 2015

*Expected	Issuance.

1Class C(2003-4) noteholders will receive interest at [•]% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class C(2003-4) notes.

A-I-3

Annex II

Outstanding Master Trust II Series

The information provided in this Annex II is an integral part of the prospectus supplement.

#	Series/Class	Issuance Date	Investor Interest	Certificate Rate	Scheduled Payment Date	Termination Date
1	Series 1994-E	12/15/94
	Investor Interest (as of 4/30/03)	—	$450,000,000	Commercial Paper Index	—	—
	Cash Collateral Amount	—	$27,000,000	—	—	—
2	Series 1995-A	3/22/95
	Class A	—	$500,250,000	One Month LIBOR + .27%	August 2004	January 2007
	Class B	—	$25,875,000	One Month LIBOR + .45%	September 2004	January 2007
	Collateral Interest	—	$48,875,000	—	—	—
3	Series 1995-C	6/29/95
	Class A	—	$500,250,000	6.45%	June 2005	February 2008
	Class B	—	$25,875,000	One Month LIBOR + .42%	July 2005	February 2008
	Collateral Interest	—	$48,875,000	—	—	—
4	Series 1996-B	3/26/96
	Class A	—	$435,000,000	One Month LIBOR + .26%	March 2006	August 2008
	Class B	—	$22,500,000	One Month LIBOR + .37%	April 2006	August 2008
	Collateral Interest	—	$42,500,000	—	—	—
5	Series 1996-E	5/21/96
	Class A	—	$0	—	—	—
	Class B	—	$56,250,000	One Month LIBOR + .31%	June 2003	October 2005
	Collateral Interest	—	$22,500,000	—	—	—
6	Series 1996-G	7/17/96
	Class A	—	$425,000,000	One Month LIBOR + .18%	July 2006	December 2008
	Class B	—	$37,500,000	One Month LIBOR + .35%	August 2006	December 2008
	Collateral Interest	—	$37,500,000	—	—	—
7	Series 1996-J	9/19/96
	Class A	—	$850,000,000	One Month LIBOR + .15%	September 2003	February 2006
	Class B	—	$75,000,000	One Month LIBOR + .36%	October 2003	February 2006
	Collateral Interest	—	$75,000,000	—	—	—
8	Series 1996-K	10/24/96
	Class A	—	$850,000,000	One Month LIBOR + .13%	October 2003	March 2006
	Class B	—	$75,000,000	One Month LIBOR + .35%	November 2003	March 2006
	Collateral Interest	—	$75,000,000	—	—	—
9	Series 1996-M	11/26/96
	Class A	—	$425,000,000	Three Month LIBOR + .13%	November 2006	April 2009
	Class B	—	$37,500,000	Three Month LIBOR + .35%	December 2006	April 2009
	Collateral Interest	—	$37,500,000	—	—	—
10	Series 1997-B	2/27/97
	Class A	—	$850,000,000	One Month LIBOR + .16%	March 2012	August 2014
	Class B	—	$75,000,000	One Month LIBOR + .35%	March 2012	August 2014
	Collateral Interest	—	$75,000,000	—	—	—
11	Series 1997-C	3/26/97
	Class A	—	$637,500,000	One Month LIBOR + .11%	March 2004	August 2006
	Class B	—	$56,250,000	One Month LIBOR + .30%	March 2004	August 2006
	Collateral Interest	—	$56,250,000	—	—	—
12	Series 1997-D	5/22/97
	Class A	—	$387,948,000	Three Month LIBOR + .05%	May 2007	October 2009
	Class B	—	$34,231,000	Not to Exceed Three Month LIBOR + .50%	May 2007	October 2009
	Collateral Interest	—	$34,231,000	—	—	—
13	Series 1997-G	6/18/97
	Class A	—	$460,000,000	One Month LIBOR + .15%	June 2004	November 2006
	Class B	—	$40,600,000	One Month LIBOR + .36%	June 2004	November 2006
	Collateral Interest	—	$40,600,000	—	—	—
14	Series 1997-H	8/6/97
	Class A	—	$507,357,000	Three Month LIBOR + .07%	September 2007	February 2010
	Class B	—	$44,770,000	Not to Exceed Three Month LIBOR + .50%	September 2007	February 2010
	Collateral Interest	—	$44,770,000	—	—	—
15	Series 1997-I	8/26/97
	Class A	—	$637,500,000	6.55%	August 2004	January 2007
	Class B	—	$56,250,000	One Month LIBOR + .31%	August 2004	January 2007
	Collateral Interest	—	$56,250,000	—	—	—
16	Series 1997-J	9/10/97
	Class A	—	$637,500,000	One Month LIBOR + .12%	September 2004	February 2007
	Class B	—	$56,250,000	One Month LIBOR + .30%	September 2004	February 2007
	Collateral Interest	—	$56,250,000	—	—	—

A-II-1

#	Series/Class	Issuance Date	Investor Interest	Certificate Rate	Scheduled Payment Date	Termination Date
17	Series 1997-K	10/22/97
	Class A	—	$637,500,000	One Month LIBOR + .12%	November 2005	April 2008
	Class B	—	$56,250,000	One Month LIBOR + .32%	November 2005	April 2008
	Collateral Interest	—	$56,250,000	—	—	—
18	Series 1997-O	12/23/97
	Class A	—	$425,000,000	One Month LIBOR + .17%	December 2007	May 2010
	Class B	—	$37,500,000	One Month LIBOR + .35%	December 2007	May 2010
	Collateral Interest	—	$37,500,000	—	—	—
19	Series 1998-B	4/14/98
	Class A	—	$550,000,000	Three Month LIBOR + .09%	April 2008	September 2010
	Class B	—	$48,530,000	Not to Exceed Three Month LIBOR + .50%	April 2008	September 2010
	Collateral Interest	—	$48,530,000	—	—	—
20	Series 1998-C	6/24/98
	Class A	—	$637,500,000	One Month LIBOR + .08%	June 2003	November 2005
	Class B	—	$56,250,000	One Month LIBOR + .25%	June 2003	November 2005
	Collateral Interest	—	$56,250,000	—	—	—
21	Series 1998-D	7/30/98
	Class A	—	$475,000,000	5.80%	July 2003	December 2005
	Class B	—	$42,000,000	One Month LIBOR + .25%	July 2003	December 2005
	Collateral Interest	—	$42,000,000	—	—	—
22	Series 1998-E	8/11/98
	Class A	—	$750,000,000	Three Month LIBOR + .145%	April 2008	September 2010
	Class B	—	$66,200,000	Three Month LIBOR + .33%	April 2008	September 2010
	Collateral Interest	—	$66,200,000	—	—	—
23	Series 1998-F	8/26/98
	Class A	—	$425,000,000	Three Month LIBOR + .10%	September 2005	February 2008
	Class B	—	$37,500,000	Three Month LIBOR + .28%	September 2005	February 2008
	Collateral Interest	—	$37,500,000	—	—	—
24	Series 1998-G	9/10/98
	Class A	—	$637,500,000	One Month LIBOR + .13%	September 2006	February 2009
	Class B	—	$56,250,000	One Month LIBOR + .40%	September 2006	February 2009
	Collateral Interest	—	$56,250,000	—	—	—
25	Series 1998-J	10/29/98
	Class A	—	$660,000,000	5.25%	September 2003	February 2006
	Class B	—	$45,000,000	5.65%	September 2003	February 2006
	Collateral Interest	—	$45,000,000	—	—	—
26	Series 1999-A	3/25/99
	Class A	—	$425,000,000	One Month LIBOR + .14%	February 2004	July 2006
	Class B	—	$37,500,000	One Month LIBOR + .37%	February 2004	July 2006
	Collateral Interest	—	$37,500,000	—	—	—
27	Series 1999-B	3/26/99
	Class A	—	$637,500,000	5.90%	March 2009	August 2011
	Class B	—	$56,250,000	6.20%	March 2009	August 2011
	Collateral Interest	—	$56,250,000	—	—	—
28	Series 1999-C	5/18/99
	Class A	—	$799,500,000	Three Month LIBOR + .19%	May 2004	October 2006
	Class B	—	$70,550,000	Not to Exceed Three Month LIBOR + .50%	May 2004	October 2006
	Collateral Interest	—	$70,550,000	—	—	—
29	Series 1999-D	6/3/99
	Class A	—	$425,000,000	One Month LIBOR + .19%	June 2006	November 2008
	Class B	—	$37,500,000	6.50%	June 2006	November 2008
	Collateral Interest	—	$37,500,000	—	—	—
30	Series 1999-F	8/3/99
	Class A	—	$509,400,000	Three Month LIBOR – .125%	August 2004	January 2007
	Class B	—	$44,950,000	Not to Exceed Three Month LIBOR + .50%	August 2004	January 2007
	Collateral Interest	—	$44,950,000	—	—	—
31	Series 1999-G	7/29/99
	Class A	—	$637,500,000	6.35%	July 2004	December 2006
	Class B	—	$56,250,000	6.60%	July 2004	December 2006
	Collateral Interest	—	$56,250,000	—	—	—
32	Series 1999-H	8/18/99
	Class A	—	$850,000,000	Three Month LIBOR + .21%	April 2004	September 2006
	Class B	—	$75,000,000	Three Month LIBOR + .48%	April 2004	September 2006
	Collateral Interest	—	$75,000,000	—	—	—
33	Series 1999-J	9/23/99
	Class A	—	$850,000,000	7.00%	September 2009	February 2012
	Class B	—	$75,000,000	7.40%	September 2009	February 2012
	Collateral Interest	—	$75,000,000	—	—	—

A-II-2

#	Series/Class	Issuance Date	Investor Interest	Certificate Rate	Scheduled Payment Date	Termination Date
34	Series 1999-L	11/5/99
	Class A	—	$637,500,000	One Month LIBOR + .25%	October 2006	March 2009
	Class B	—	$56,250,000	One Month LIBOR + .53%	October 2006	March 2009
	Collateral Interest	—	$56,250,000	—	—	—
35	Series 1999-M	12/1/99
	Class A	—	$425,000,000	6.60%	November 2004	April 2007
	Class B	—	$37,500,000	6.80%	November 2004	April 2007
	Collateral Interest	—	$37,500,000	—	—	—
36	Series 2000-A	3/8/00
	Class A	—	$637,500,000	7.35%	February 2005	July 2007
	Class B	—	$56,250,000	7.55%	February 2005	July 2007
	Collateral Interest	—	$56,250,000	—	—	—
37	Series 2000-C	4/13/00
	Class A	—	$1,275,000,000	One Month LIBOR + .16%	February 2005	July 2007
	Class B	—	$112,500,000	One Month LIBOR + .375%	February 2005	July 2007
	Collateral Interest	—	$112,500,000	—	—	—
38	Series 2000-D	5/11/00
	Class A	—	$722,500,000	One Month LIBOR + .20%	April 2007	September 2009
	Class B	—	$63,750,000	One Month LIBOR + .43%	April 2007	September 2009
	Collateral Interest	—	$63,750,000	—	—	—
39	Series 2000-E	6/1/00
	Class A	—	$500,000,000	7.80%	May 2010	October 2012
	Class B	—	$45,000,000	8.15%	May 2010	October 2012
	Collateral Interest	—	$45,000,000	—	—	—
40	Series 2000-F	6/23/00
	Class A	—	$750,000,000	Three Month LIBOR + .125%	June 2005	November 2007
	Class B	—	$66,200,000	Three Month LIBOR + .35%	June 2005	November 2007
	Collateral Interest	—	$66,200,000	—	—	—
41	Series 2000-G	7/20/00
	Class A	—	$637,500,000	Three Month LIBOR + .13%	July 2005	December 2007
	Class B	—	$56,250,000	Three Month LIBOR + .40%	July 2005	December 2007
	Collateral Interest	—	$56,250,000	—	—	—
42	Series 2000-H	8/23/00
	Class A	—	$595,000,000	One Month LIBOR + .25%	August 2010	January 2013
	Class B	—	$52,500,000	One Month LIBOR + .60%	August 2010	January 2013
	Collateral Interest	—	$52,500,000	—	—	—
43	Series 2000-I	9/8/00
	Class A	—	$850,000,000	6.90%	August 2005	January 2008
	Class B	—	$75,000,000	7.15%	August 2005	January 2008
	Collateral Interest	—	$75,000,000	—	—	—
44	Series 2000-J	10/12/00
	Class A Swiss Francs	—	CHF 1,000,000,000	4.125%
	Class A	—	$568,990,043	Three Month LIBOR + .21%	October 17, 2007	March 17, 2010
	Class B	—	$50,250,000	One Month LIBOR + .44%	October 2007	March 17, 2010
	Collateral Interest	—	$50,250,000	—	—	—
45	Series 2000-K	11/21/00
	Class A	—	$637,500,000	Three Month LIBOR + .11%	October 2005	March 2008
	Class B	—	$56,250,000	Three Month LIBOR + .375%	October 2005	March 2008
	Collateral Interest	—	$56,250,000	—	—	—
46	Series 2000-L	12/13/00
	Class A	—	$425,000,000	6.50%	November 2007	April 2010
	Class B	—	$37,500,000	One Month LIBOR + .50%	November 2007	April 2010
	Collateral Interest	—	$37,500,000	—	—	—
47	Series 2001-A	2/20/01
	Class A	—	$1,062,500,000	One Month LIBOR + .15%	February 2006	July 2008
	Class B	—	$93,750,000	One Month LIBOR + .45%	February 2006	July 2008
	Collateral Interest	—	$93,750,000	—	—	—
48	Series 2001-B	3/8/01
	Class A	—	$637,500,000	One Month LIBOR + .26%	March 2011	August 2013
	Class B	—	$56,250,000	One Month LIBOR + .60%	March 2011	August 2013
	Collateral Interest	—	$56,250,000	—	—	—
49	Series 2001-C	4/25/01
	Class A	—	$675,000,000	Three Month LIBOR - .125%	April 2011	September 2013
	Class B	—	$60,000,000	One Month LIBOR + .62%	April 2011	September 2013
	Collateral Interest	—	$60,000,000	—	—	—

A-II-3

MBNA Credit Card Master Note Trust

Issuer

MBNA America Bank, National Association

Originator of the Issuer

MBNAseries

$500,000,000

Class A(2003-6) Notes

PROSPECTUS SUPPLEMENT

Underwriters

Lehman Brothers

Banc of America Securities LLC

Banc One Capital Markets, Inc.

Barclays Capital

Credit Suisse First Boston

JPMorgan

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.

This document is printed entirely on recycled paper.